NEWS
UNITED STATES EXPLORATION, INC.                  FOR FURTHER INFORMATION CONTACT
1560 BROADWAY, DENVER, COLORADO 80202                            BRUCE D. BENSON
                                                  PRESIDENT & CEO (303) 863-3551

         FOR IMMEDIATE RELEASE


                UNITED STATES EXPLORATION ANNOUNCES 2002 EARNINGS

Denver, Colorado - April 15, 2003 - United States Exploration, Inc. (ASE - UXP) today announced earnings for the year 2002.

The Company's net income was $5,464,991 ($0.29 per share) for 2002, compared to $7,966,659 ($0.42 per share) for 2001 (after preferred stock dividends). Net income in 2002 included a tax benefit of $3,059,500 resulting from the reversal of a valuation allowance with respect to a deferred tax asset, which is a nonrecurring item. Net income for 2001 included a $4,027,835 ($0.21 per share) nonrecurring gain and a $1,107,990 ($0.06 per share) impairment relating to properties sold during that year.

"During 2002, our gas production increased approximately 33%, but average gas prices decreased approximately 36%. The net result was a decrease of over $1 million in gas sales despite the increased production," said Bruce D. Benson, Chairman, CEO and President of the Company. "Typical first-year declines in oil production from our 2001 Codell recompletions and slightly lower oil prices resulted in another $1 million in decreased sales."

"Despite our lower earnings in 2002, we are optimistic about 2003," Mr. Benson said. "Our development program continues to produce satisfactory results. Our revenues and available borrowings under an existing credit facility should be adequate to allow us to accelerate the development of our reserves, adding value for the Company and our shareholders."

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the results of oil and natural gas drilling. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward- looking statements herein include drilling risks, operating risks, market risks, including particularly the effects of fluctuations in prevailing price levels for oil and gas and the availability and cost of necessary goods and services, risks related to the need to obtain additional financing for development of its oil and gas properties and other risk facts as described in the Company's periodic reports to the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2002.

United States Exploration, Inc. is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America. The Company's reserves and producing properties are located in northeast Colorado. The Company's common stock trades on the American Stock Exchange under the symbol UXP.

                United States Exploration, Inc. and Subsidiaries

                           Consolidated Balance Sheets


                                                             DECEMBER 31,
                                                         2002             2001
                                                     ------------     ------------
ASSETS
Current assets:
   Cash and cash equivalents                         $    475,607     $  3,742,701
   Accounts receivable                                  2,498,424        1,619,975
   Due from related parties                                 6,489            8,482
   Inventory                                               13,891               --
   Prepaid expenses and deposits                           69,862          412,981
   Deferred tax asset--current                          1,682,725               --
                                                     ------------     ------------
Total current assets                                    4,746,998        5,784,139

Property and equipment, net:
   Oil and gas property and equipment                  29,881,707       19,952,146
   Other equipment and leasehold improvements             136,946          173,410
                                                     ------------     ------------
                                                       30,018,653       20,125,556
Other assets:
   Loan costs, less accumulated amortization
     of $40,405 at December 31, 2002 and
     $20,722 at December 31, 2001                          23,192           32,325
   Deferred tax asset                                   1,376,775               --
                                                     ------------     ------------
                                                        1,399,967           32,325


                                                     ------------     ------------
Total assets                                         $ 36,165,618     $ 25,942,020
                                                     ============     ============

                                                                       DECEMBER 31,
                                                                  2002              2001
                                                              ------------      ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $  2,260,498      $  1,104,449
   Revenues payable                                              1,055,918           682,691
   Taxes payable                                                 1,311,864         1,506,636
   Accrued liabilities                                             198,814           231,103
   Due to related parties                                           31,501            31,048
   Accrued interest                                                    791                --
                                                              ------------      ------------
Total current liabilities                                        4,859,386         3,555,927

Noncurrent liabilities:
   Note payable--Bank                                            3,632,700                --
                                                              ------------      ------------
   Total noncurrent liabilities                                  3,632,700                --
                                                              ------------      ------------
Total liabilities                                                8,492,086         3,555,927

Commitments

Stockholders' equity:
   Common stock--$.0001 par value:
     authorized--500,000,000 shares;
       issued, 18,855,906 shares at December 31, 2002
       (including 139,590 shares in treasury) and
       18,825,328 shares at December 31, 2001                        1,885             1,882
   Capital in excess of par value                               36,726,710        36,683,713
   Accumulated deficit                                          (8,834,511)      (14,299,502)
                                                              ------------      ------------
                                                                27,894,084        22,386,093

Less 139,590 shares held in treasury, at cost                     (220,552)               --
                                                              ------------      ------------
Total stockholders' equity                                      27,673,532        22,386,093
                                                              ------------      ------------
Total liabilities and stockholders' equity                    $ 36,165,618      $ 25,942,020
                                                              ============      ============

                United States Exploration, Inc. and Subsidiaries

                      Consolidated Statements of Operations


                                                          YEAR ENDED DECEMBER 31,
                                                           2002              2001
                                                       ------------      ------------
REVENUES
Sale of company-produced oil and gas                   $ 10,090,635      $ 12,148,964
Sale of purchased gas                                            --         1,238,044
Contracting and operating fees                              101,980            53,792
Gain on sale of fixed assets, net                                --         4,025,522
                                                       ------------      ------------
                                                         10,192,615        17,466,322
COSTS AND EXPENSES
Production costs--oil and gas                             2,743,270         2,463,770
Gas acquisition costs                                            --           728,724
Gathering and transmission costs                                 --           348,288
Depletion, depreciation and amortization                  3,095,538         2,739,858
Provision for impairment of assets                               --         1,107,990
General and administrative expenses                       1,929,088         1,995,317
                                                       ------------      ------------
                                                          7,767,896         9,383,947

Income from operations                                    2,424,719         8,082,375

OTHER INCOME (EXPENSE)
Interest income                                              30,427            45,607
Interest expense                                            (44,735)          (82,248)
Other                                                        (4,920)            3,177
                                                       ------------      ------------
                                                            (19,228)          (33,464)
                                                       ------------      ------------
Income before income taxes                                2,405,491         8,048,911
Income tax expense (benefit)                             (3,059,500)               --
                                                       ------------      ------------
Net income                                                5,464,991         8,048,911
Preferred stock dividends applicable to the period               --           (82,252)
                                                       ------------      ------------
Net income applicable to common stockholders           $  5,464,991      $  7,966,659
                                                       ============      ============
Basic and diluted earnings per common share:
   Net income per common share                         $       0.29      $       0.42
                                                       ============      ============

Weighted-average common shares outstanding               18,852,846        18,767,395
                                                       ============      ============